UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/07/2009

Marriott International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13881

Delaware	52-2055918
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10400 Fernwood Road
Bethesda, MD 20817
(Address of principal executive offices, including zip code)

301-380-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2009, the Board of Directors (the "Board") of Marriott International, Inc. (the "Company"), upon recommendation of the Board's Nominating and Corporate Governance Committee, increased the size of the Board to eleven (11) members and appointed W. Mitt Romney to the Board. The Board also established a new Finance Committee of the Board and appointed Governor (Gov.) Romney as Chairman of that committee. There is no arrangement or understanding between Gov. Romney and any other persons pursuant to which he was selected as a director. Since the beginning of the Company's last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company in which the amount involved exceeds $120,000 and in which Gov. Romney had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Gov. Romney will receive compensation as a non-employee director in accordance with the Company's director compensation practices described in its most recent Proxy Statement, filed with the Securities and Exchange Commission on March 26, 2008.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits. The following exhibit is furnished with this report:

        Exhibit 99 - Press release issued on January 7, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marriott International, Inc.

Date: January 09, 2009	By:	/s/ Bancroft S. Gordon
Bancroft S. Gordon
Secretary

Exhibit Index

Exhibit No.	Description
EX-99.	Press release issued on January 7, 2009.